EXHIBIT 23.1
INDEPENDENT ACCOUNTANTS’ CONSENT
The Board of Directors
Washington Trust Bancorp, Inc.:
We consent to incorporation by reference in the registration statements (Nos. 333-107141, 333-72277, 333-48315, 333-13167 and 033-23048) on Forms S-8 and in the registration statements (Nos. 333-13821, 033-28065 and 333-42502) on Forms S-3 of Washington Trust Bancorp, Inc. and subsidiaries of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Washington Trust Bancorp, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Washington Trust Bancorp, Inc.
KPMG LLP
Providence, Rhode Island
March 15, 2006